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                                                                    Exhibit 32.2


                                   SECTION 906
                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. section 1350, the undersigned officer of National Processing, Inc. (the "Company") hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2003              /s/ David E. Fountain
                                     ------------------------------------
                                     Name: David E. Fountain
                                     Title: Senior Vice President
                                     and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.